UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2011

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania		18015-1360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On July 25, 2011, OraSure Technologies, Inc., a Delaware corporation (“OraSure” or the “Company”), 7924569 Canada Inc., a Canadian corporation and wholly-owned subsidiary of OraSure (“Acquisition Sub”), DNA Genotek, Inc., a Canadian corporation (“DNAG”), 1548674 Ontario Inc., a Canadian corporation and principal shareholder of DNAG, the shareholders of 1548674 Ontario Inc., and certain representatives of DNAG shareholders entered into a Support Agreement (the “Support Agreement”), pursuant to which OraSure will acquire all of the outstanding capital stock of DNAG (the “Acquisition”).

Under the terms of the Support Agreement, OraSure will commence an offer (the “Offer”) to purchase all of the outstanding capital stock of DNAG in exchange for approximately US$53 million in cash consideration, subject to certain working capital and debt adjustments and the retention by DNAG of a specified cash balance at the closing of the Acquisition. Of such consideration, approximately US$5.3 million will be deposited in escrow as security for breaches of representations and warranties and certain post-closing adjustments relating to DNAG’s working capital and debt levels at the closing of the Acquisition.

The terms of a shareholders’ agreement between DNAG and its shareholders provide for drag-along rights in respect of certain business combination transactions, such as the Acquisition, in which the holders of more than 50% of the outstanding shares of DNAG’s class A common stock have agreed to the business combination transaction. As of the date of the Support Agreement, the holders of 51% of the outstanding shares of DNAG’s class A common stock have agreed to the Offer and the Acquisition, and to exercise such drag-along rights in respect thereof.

The completion of the Acquisition is subject to customary conditions, including among others, (a) the absence of any law or order prohibiting the closing, (b) the absence of any event or occurrence that has had or is expected to have a material adverse effect on DNAG’s business, (c) the execution and delivery of certain ancillary documents (including share purchase agreements with each selling shareholder) and (d) either (1) the agreement of all DNAG shareholders to the terms of the Offer or (2) the amalgamation of Acquisition Sub (or another wholly-owned subsidiary of OraSure) with DNAG.

DNAG has made customary representations and warranties and has agreed to related indemnification obligations in the Support Agreement, which will expire 18 to 30 months after the closing. DNAG has also agreed to various customary pre-closing covenants and agreements, including, among other things, to refrain from soliciting or executing any alternate transactions, to conduct its business in the ordinary course during the period between the date of the Support Agreement and the effectiveness of the Acquisition, and to refrain from taking various non-ordinary course actions during that period.

The Support Agreement may be terminated by each of OraSure and DNAG under specified circumstances, including if the Acquisition is not consummated by December 31, 2011 or such later date determined in accordance with the Support Agreement. The Support Agreement further provides that upon termination of the Support Agreement as a result of DNAG taking certain actions with respect to an alternate transaction, DNAG will be required to pay OraSure a cash termination fee of approximately US$2.1 million.

The parties currently anticipate the closing of the Acquisition to occur during the third quarter of 2011.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement. A copy of the Support Agreement and a copy of the related form of offer to purchase and share purchase agreement are attached to this Report as Exhibits 2.1 and 2.2, respectively, and are incorporated by reference herein.

The Support Agreement has been included with this Report pursuant to applicable rules and regulations of the Securities and Exchange Commission in order to provide investors and stockholders with information regarding its terms. However, it is not intended to provide any other factual information about OraSure, Acquisition Sub, DNAG or 1548674 Ontario Inc. or any of their respective subsidiaries or affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Support Agreement have been made only for the purpose of the Support Agreement, and, as such, are intended solely for the benefit of the parties to the Support Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Support Agreement. Furthermore, many of the representations and warranties in the Support Agreement are the result of negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about OraSure, Acquisition Sub, DNAG or 1548674 Ontario Inc. or any of their respective subsidiaries or affiliates, or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Support Agreement and these changes may not be fully reflected in the Company’s public disclosures. As a result of the foregoing, investors and stockholders are strongly encouraged not to rely on the representations, warranties and covenants contained in the Support Agreement, or on any descriptions thereof, as accurate characterizations of the state of facts or condition of OraSure, Acquisition Sub, DNAG or 1548674 Ontario Inc. or any of their respective subsidiaries or affiliates, or any other party. Investors and stockholders are likewise cautioned that they are not third-party beneficiaries under the Support Agreement and do not have any direct rights or remedies pursuant to the Support Agreement.

Item 7.01 – Regulation FD Disclosure.

On July 25, 2011, OraSure issued a press release announcing the execution of the Support Agreement for the acquisition of DNAG by OraSure. A copy of the press release is attached to this Report as Exhibit 99.1.

The information contained in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Support Agreement, dated July 25, 2011, by and among OraSure, Acquisition Sub, DNAG, 1548674 Ontario Inc., the shareholders of 1548674 Ontario Inc., and certain representatives of DNAG shareholders.

2.2	Form of Offer to Purchase and Share Purchase Agreement, between Acquisition Sub and the DNAG shareholder signatory thereto.

99.1	Press Release, dated July 25, 2011, announcing the signing of a Support Agreement by and among OraSure, Acquisition Sub, DNAG, 1548674 Ontario Inc., the shareholders of 1548674 Ontario Inc., and certain representatives of DNAG shareholders.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: July 25, 2011	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

2.1	Support Agreement, dated July 25, 2011, by and among OraSure, Acquisition Sub, DNAG, 1548674 Ontario Inc., the shareholders of 1548674 Ontario Inc., and certain representatives of DNAG shareholders.

2.2	Form of Offer to Purchase and Share Purchase Agreement, between Acquisition Sub and the DNAG shareholder signatory thereto.

99.1	Press Release, dated July 25, 2011, announcing the signing of a Support Agreement by and among OraSure, Acquisition Sub, DNAG, 1548674 Ontario Inc., the shareholders of 1548674 Ontario Inc., and certain representatives of DNAG shareholders.

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